EXHIBIT 7(A)(3)

                          NETWORK PRODUCTS BUSINESS OF
                         DIGITAL EQUIPMENT CORPORATION

                            STATEMENT OF ASSETS SOLD

                                 (in thousands)

                                                JUNE 28,
                                                  1997
                                               ----------
ASSETS

Inventory                                        $ 62,499
Net property, plant and equipment                  25,637
Prepaid license                                     6,250
Other investment                                    5,000
                                               ----------
  Total assets sold                              $ 99,386
                                               ==========

The accompanying notes are an integral part of the financial statements.